UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 23, 2006

SUMMIT BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-11986	75-1694807

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

3880 Hulen Street, Fort Worth, Texas 76107

(Address of principal executive offices)

(817) 336-6817

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.          Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

          On February 17, 2006, the Board of Directors of the Company approved the Company’s Amended and Restated Code of Ethics and Standards of Conduct (the “Code of Ethics”).  The amendments effected by the Code of Ethics added language clarifying that: (i) directors, officers and employees are required to abide by the spirit and the standards that the Code of Ethics seeks to advance regardless of whether a particular situation or circumstance is expressly covered by the Code of Ethics; (ii) employees are responsible for communicating with their supervisors to determine how applicable laws and regulations and Company policies and procedures apply to their position; (iii) directors, officers and employees should consult with appropriate parties within the Company if a question arises concerning a conflict of interest; (iv) employees may not serve as an officer, director or advisory director for an outside for-profit business organization without prior written approval of the CEO; (v) all directors, officers and certain employees must comply with the Company’s Insider Trading Policy Statement; (vi) that, unless the Company declines the opportunity or the Board of Directors otherwise permits the activity, directors, officers and employees may not (a) usurp a corporate opportunity, (b) use Company property or information for personal gain or (c) compete with the Company; (vii) becoming a candidate for public office, engaging in outside employment with a governmental agency or accepting an appointment to a government position is permissible only with the prior written approval of the Audit Committee (in the case of directors and officers) and the CEO in all other cases; (viii) prohibiting the rendering of legal advice in the capacity of a director, officer or employee of the Company; and (ix) the Board of Directors upon the recommendation of the Audit Committee could grant waivers to the Code of Ethics.

          In addition, the amendments affected by the Code of Ethics: (i) deleted certain previously enumerated examples of potential conflicts of interest, (ii) deleted language imposing a general duty on all directors, officers and employees to advance the best interests of the Company, and (iii) effected grammatical changes and other clarifications.

          The foregoing is a brief summary of the Code of Ethics and is qualified in its entirety by reference to the Code of Ethics attached hereto as Exhibit 14.1.

Item 9.01.          Financial Statements and Exhibits.

             (c)          Exhibits

Exhibit No.	Description

14.1	Amended and Restated Code of Ethics and Standards of Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUMMIT BANCSHARES, INC.

	By:	/s/ Bob G. Scott

DATE: February 23, 2006		Bob G. Scott, Chief Operating Officer